                     MORGAN STANLEY ASIA-PACIFIC FUND, INC.
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                         AMOUNT OF    % OF
                                   OFFERING     TOTAL      SHARES    OFFERING  % OF FUNDS
 SECURITY     PURCHASE/   SIZE OF  PRICE OF   AMOUNT OF  PURCHASED  PURCHASED     TOTAL                   PURCHASED
 PURCHASED   TRADE DATE  OFFERING   SHARES    OFFERING    BY FUND    BY FUND     ASSETS       BROKERS       FROM
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                                                                                             ABN AMRO
                                                                                           Rothschild,
  Innolux                                                                                     Credit
  Display     11/01/07      --     US $9.02  US $1.35bn    41,737      0.02%      0.03%       Suisse,   Credit Suisse
Corporation                                                                                   Morgan
                                                                                             Stanley